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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 9, 2004


                              PATRON SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                        0-25675                74-3055158
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)



841 W AINSLIE STREET, CHICAGO, IL                               60604
(Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (773) 275-1433


   THE OAKS - WINDSOR LODGE, 51 MACEWEN DRIVE, UNIT #6, OSPREY, FL     34229
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         This Form 8-K/A amends the Current Report on Form 8-K of Patron Systems, Inc. (the "Registrant") dated January 19, 2004 regarding the resignation of Grant Thornton LLP ("Grant Thornton") as the Registrant's independent public accountants. The purpose of this amendment is to address the reporting requirements under Item 304 of Regulation S-B.

         (a) On January 21, 2004, Patron Systems, Inc. (the "Registrant"), received notification from Grant Thornton of its decision to resign as the Registrant's independent public accountants, effective immediately.

         (b) Grant Thornton's reports on the Company's consolidated financial statements as of September 30, 2002 and for the period from inception (April 30, 2002) through September 30, 2002 and as of December 31, 2002 and for the period from inception (April 30, 2002) through December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles except such reports did contain an explanatory paragraph related to the Company's ability to continue as a going concern. During the Registrant's fiscal period ended December 31, 2002 and through the date of Grant Thornton's resignation, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the Registrant's interim period ending September 30, 2002, the fiscal period ended December 31, 2002 and the subsequent interim periods preceding such resignation, there were no "reportable events" (as that term is defined in Items 304(a)(l)(v) of Regulation S-B) except as follows:

         During the course of reviewing the Company's quarterly unaudited financial statements on Form 10-QSB in 2003, the Company has on numerous occasions in 2003 been provided with confirmation letters from an investor, InterCap Group LLC, committing to $50 million in financing. In reliance on these documents and other discussions with the investor about such financing, management has continually believed it has met the conditions precedent to funding and that the funding would be imminent, having most recently disclosed in its Form 10-QSB for the quarter ending September 30, 2003 that the funding would take place no later than January 5, 2004. In its letter of resignation, Grant Thornton concluded based on background information related to the investor it had independently obtained and later had been brought to its attention by management through subsequent discussions, that this background information had not been brought to Grant Thornton's attention on a timely basis. In its resignation letter, Grant Thornton indicated that it believed a representation made by the Company that Hogan & Hartson LLP ("Hogan") had agreed to be re-engaged as the Company's legal counsel upon payment of outstanding fees was not factual based upon its on inquires made to Hogan. In addition, Grant Thornton also indicated that the Company had not been forthcoming with contact information requested from the Company for an official reference regarding the background of the investor. These factors, coupled with newly found information concerning the investor's background, and the fact that the funding had never occurred as promised by the investor, led Grant Thornton to conclude that it could no longer rely on Patron's representations and, as a result, Grant Thornton is unwilling to be associated with the financial statements prepared by Patron, and accordingly, advised us that Grant Thornton was withdrawing its audit reports and those audit reports could no longer be relied upon.

         Based on the Company's subsequent discussion with a representative of Hogan, the Company believes its statements made to Grant Thornton regarding its relationship with Hogan to be true. There was either a miscommunication or misunderstanding between Grant Thornton and Hogan. In addition, at the time of Grant Thornton's resignation, the Company was unaware that Grant Thornton had not been provided with the official reference information for the investor it had requested.

         Lastly, Patron's disclosure of the InterCap funding has been based on written and verbal communication from InterCap and verified by knowledgeable third parties. Patron believes the statements made in previous filings and press releases to accurately and completely describe InterCap's commitments at the time of each disclosure.

          (c) Neither the Company's Board of Directors nor the Audit Committee recommended or approved the resignation of Grant Thornton. The Company is engaged in the process of selecting


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a new independent accounting firm to audit the Company's financial statements.
The Company has authorized Grant Thornton to respond fully to any inquiries made by any successor accountants.

         (d) The Registrant has furnished Grant Thornton with a draft of the disclosure contained herein and requested that Grant Thornton furnish to the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosure. Once available, Patron will include a copy of Grant Thornton's letter to the SEC in a subsequent Current Report filed on Form 8-K.

ITEM 5. OTHER EVENTS

         On February 6, 2004 the Registrant completed discussions with InterCap Group, LLC (the "Investor") to modify the terms of its proposed equity and debt financing as reported in Patron's 10-QSB for the quarter ended September 30, 2003. The investor has agreed to three placements of Patron common stock, consisting of: (i) $5 million of common stock at a price of $0.50 per share or 10 million shares, (ii) $5 million of common stock at a price of $1.00 per share or 5 million shares and (iii) $5 million of common stock at a price of $1.50 or approximately 3,333,333 shares. As before, these shares do not have any special registration rights and funding is not dependent on the closing of any specific transaction. In addition, the Company granted to the investors an option until December 31, 2004 to invest an additional $15 million by purchasing up to an additional 10 million shares of common stock at a price of $1.50 per share. The option period can be extended by mutual agreement. The net proceeds from the private placements, after deducting transactional costs, are expected to be approximately $14 million (not assuming the optional shares). InterCap has agreed to lock up all shares for a period of three years. Notwithstanding receipt of this most recent funding commitment, the Company cannot assure that this funding will be completed. The Registrant intends to use the net proceeds for acquisitions and general corporate purposes.

         Patron, despite delays in funding, is actively pursuing additional funding alternatives, continues active ongoing acquisition negotiations, reconstitution of its management team, and, the identification of new independent board members. Three acquisition candidates, all providers of Internet security products and services, are awaiting disposition of the funding to finalize the terms of proposed transactions. Furthermore, Patron has received favorable indications from several individuals to join Patron as part of the executive management team and board. Mr. Maris Licis has been appointed Director of Investor Relations for the Company. Once elected, the Board of Directors will work to complete a significant reduction in the number of founders' shares and management options. Patron will issue press releases on a timely basis to inform shareholders of these events.

                                      *****

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PATRON SYSTEMS, INC.


                                    By: /s/ Robert E. Yaw
                                        -----------------------------
                                          Robert E. Yaw
                                          Chairman of the Board

Date: February 9, 2004